FOR IMMEDIATE RELEASE
                                                                                                         Contacts:
                                                                                                               Joseph Himy
                                                                                                              Chief Financial Officer
Vyteris, Inc.
Tel: (201) 703-2299

VYTERIS APPOINTS DR. EUGENE A. BAUER AS CHAIRMAN OF THE BOARD

FAIR LAWN, N.J. – (February 17, 2010) – Vyteris, Inc. (OTCBB: VYTR), developer of the first FDA-approved active transdermal drug delivery system and a leader in active transdermal drug delivery technology, announced today the appointment of Eugene A. Bauer, M.D. as Chairman of the company’s Board of Directors.  Dr. Bauer is the President and Chief Medical Officer of Peplin Inc., the US-based subsidiary of LEO Pharma, and was a co-founder of Connetics, a publicly-traded biotechnology company that was acquired by Stiefel Laboratories in 2006.  He is a former Dean of the School of Medicine at Stanford University.

“Dr. Bauer’s proven track record in building successful development-stage companies, combined with his extensive experience in directing clinical programs, will be invaluable as we revitalize our development efforts for our proprietary drug delivery technology,” said Dr. Haro Hartounian, president and chief executive officer of Vyteris.  “We welcome him to the Vyteris board and look forward to his contributions.”

“Vyteris’ highly versatile and validated transdermal drug delivery technology has broad potential in multiple indications, with applications in the delivery of peptides and proteins and the ability to address complex drug delivery needs,” stated Dr. Bauer.  “The company has the opportunity to create significant value from this innovative technology through partnerships and its own development efforts, and I am excited to join the Vyteris board at this important juncture in the company’s growth.”

Dr. Bauer was previously Chief Executive Officer of Neosil Inc., which was acquired by Peplin in 2008.  Dr. Bauer is Lucy Becker Professor, Emeritus, in the School of Medicine at Stanford University, a position he has held since 2002.  He served as Vice President for Medical Affairs and Dean of the Stanford University School of Medicine from 1995 to 2001 and served as Chair of the Department of Dermatology at the Stanford University School of Medicine from 1988 to 1995.  During his tenure as department chair, Dr. Bauer also served as Program Director of the Stanford University General Clinical Research Center (GCRC), where he oversaw the federal and industry-sponsored research carried out in the GCRC.  In addition, Dr. Bauer is a member of the board of directors of Medgenics, Inc., Arbor Vita Corp., Patient Safety Technologies, Inc. and MediSync Bioservices.

About Vyteris, Inc.
Vyteris, Inc. is the maker of the first active, ready-to-use drug delivery patch (LidoSite®) to receive marketing clearance from the U.S. Food and Drug Administration (FDA).  Vyteris’ proprietary active transdermal smart patch technology delivers drugs comfortably through the skin using low-level electrical energy (iontophoresis).  This smart patch technology allows precise dosing, giving physicians and patients control in the rate, dosage and pattern of drug delivery that may result in considerable therapeutic, economical, and lifestyle advantages over existing methods of drug administration.  Vyteris recently announced success in non-invasive delivery of a peptide using its system, where the company demonstrated achievement of therapeutic levels of a peptide without using any needles. For more information, please visit us at www.vyteris.com.

Vyteris Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Words such as “expect,” “estimate,” “project,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “would,” “should,” “believes,” and similar expressions are intended to identify such forward-looking statements.  Forward-looking statements in this press release include, without limitation, statements concerning the potential impact of the new marketing agreement and other matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from results expressed or implied by this press release.  Such risk factors include, among others, the competitive environment and competitive responses to the new marketing arrangement. The Company has described other important risks and uncertainties under the caption "Risk Factors" in its most recent Annual Report on Form 10-K and in various filings made with the SEC.  Actual results may differ materially from those contained in the forward-looking statements in this press release.

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